Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated September 30, 2020, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 35 to the Registration Statement (File No. 333-134468) of Federated Hermes MDT Series, which are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated September 22, 2020, on the financial statements of Federated Hermes MDT Small Cap Core Fund, included in the Annual Shareholder Report of the Fund for the fiscal year ended July 31, 2020, which is incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 9, 2021